NEWS

FOR IMMEDIATE RELEASE September 23, 2021	INVESTOR RELATIONS CONTACT: Alanna James - (808) 835-3700 Investor.Relations@HawaiianAir.com MEDIA RELATIONS CONTACT: Alex Da Silva - (808) 835-3712 News@HawaiianAir.com

    Hawaiian Airlines, Inc. Commences Cash Tender Offers and Consent Solicitations For Any and All Of Its 7.375% Series 2020-1A Pass Through Certificates due 2027 and 11.250% Series 2020-1B Pass Through Certificates due 2025 (collectively, the “Certificates”)

HONOLULU – Hawaiian Airlines, Inc. (the “Company”), a wholly owned subsidiary of Hawaiian Holdings, Inc. (“Holdings”) (Nasdaq: HA), announced today it has commenced (i) offers to purchase for cash (collectively, the “Tender Offers” and each a “Tender Offer”) any and all of its 7.375% Series 2020-1A Pass Through Certificates due 2027 and 11.250% Series 2020-1B Pass Through Certificates due 2025 and (ii) Consent Solicitations (as defined below), in each case upon the terms and conditions described in the Company’s Offer to Purchase and Consent Solicitation Statement, dated September 23, 2021 (the “Offer to Purchase”).
The following table sets forth certain terms of the Tender Offers:

Series of Certificates	CUSIP Number(1)	Original Aggregate Pool Balance at Issuance/ Principal Amount	Current Aggregate Pool Balance Outstanding (2)	Amortization Factor(3)	Tender Consideration(4)	Early Tender Premium(4)	Total Consideration (4) (5)
7.375% 2020-1A Pass Through Certificates due 2027	41983PAA7 (144A) U2468PAA0 (Reg S)	$216,976,000	$192,072,772	0.8852258	$1,140	$30	$1,170
11.250% Series 2020-1B Pass Through Certificates due 2025	41983PAB5 (144A) U2468PAB8 (Reg S)	$45,010,000	$36,563,679	0.8123456	$1,140	$30	$1,170

(1)    No representation is made as to the correctness or accuracy of the CUSIP numbers listed above and in the Offer to Purchase (as defined herein) or printed on the Certificates. They are provided solely for the convenience of Holders of the Certificates.
(2)    As of the date hereof. Reflects principal distributions made prior to the date hereof on each class of Certificates but does not reflect any scheduled principal distributions after the date hereof.
(3)    As of the date hereof. The “Amortization Factor” sets forth, with respect to the Certificates, the percentage of the originally issued face amount which remains outstanding as of the date of the Offer to Purchase. The relevant Amortization Factor would change in the event of any principal payment or principal distribution on any class of Certificates after the date hereof.
(4)    Per $1,000 pool balance of Certificates validly tendered (and not validly withdrawn) and accepted for purchase. Excludes Accrued Interest (as defined in the Offer to Purchase), which will be paid to the holders of the Certificates accepted for purchase as described herein. See Schedule A of the Offer to Purchase for additional details on the calculation of the Total Consideration and Tender Consideration.
(5)    Includes the Early Tender Premium (as defined herein) for Certificates validly tendered at or prior to the Early Tender Deadline (and not validly withdrawn) and accepted for purchase by the Company.
The Tender Offers and Consent Solicitations will expire at 11:59 p.m., New York City time, on October 21, 2021, unless extended or terminated by the Company (the “Expiration Date”). No tenders submitted after the Expiration Date will be valid. Subject to the terms and conditions of the Tender Offers and Consent Solicitations, the consideration for each $1,000 pool balance of Certificates validly tendered and accepted for purchase pursuant to the Tender Offers and Consent Solicitations will be the applicable tender consideration for such series of Certificates set forth in the above table (with respect to each series of Certificates, the “Tender Consideration”). Holders of Certificates that are validly tendered at or prior to 5:00 p.m., New York City time, on October 6, 2021 (subject to extension, the “Early Tender Deadline”) and accepted for purchase pursuant to the applicable Tender Offer and Consent Solicitation will receive the applicable Tender Consideration and the applicable early tender premium for such series of Certificates as set forth in the table above (the “Early Tender Premium” and, together with the applicable Tender Consideration, the “Total Consideration”). Holders of Certificates tendering their Certificates after the Early Tender Deadline will receive the applicable Tender Consideration but will not be eligible to receive the Early Tender Premium. All holders of Certificates validly tendered and accepted for purchase pursuant to the Tender Offers and Consent Solicitations will also receive Accrued Interest (as defined in the Offer to Purchase) on such Certificates from the last interest payment date with respect to those Certificates to, but not including, the Early Settlement Date or Final Settlement Date (as defined below), as applicable.

Certificates that have been tendered may be withdrawn from the applicable Tender Offer prior to 5:00 p.m., New York City time, on October 6, 2021 (subject to extension, the “Withdrawal Deadline”). Holders of Certificates tendered after the Withdrawal Deadline cannot withdraw their Certificates or revoke their consents under the applicable Consent Solicitation unless the Company is required to extend withdrawal rights under applicable law.

The Company may, at its option, promptly following the Early Tender Deadline (such date, the “Early Settlement Date”) purchase any Certificates that have been validly tendered at or prior to the Early Tender Deadline and accepted in the applicable Tender Offer and Consent Solicitation. The Early Settlement Date is expected to occur on the second business day following the Early Tender Deadline. Settlement for Certificates validly tendered after the Early Tender Deadline, but at or prior to the Expiration Date and accepted for purchase in the applicable Tender Offer and Consent Solicitation, will occur promptly following the Expiration Date (such date, the “Final Settlement Date”). The Final Settlement Date is expected to occur on the second business day following the Expiration Date.

As part of the Tender Offers, the Company is also soliciting consents (the “Consent Solicitations”) from (i) the holders of a majority of the outstanding pool balance of each series of Certificates (voting as separate classes) for certain proposed amendments and (ii) the holders of a majority of the aggregate pool balance outstanding of both series of Certificates (voting as a single class), for certain proposed amendments ((i) and (ii) together, the “Proposed Amendments”) described in the Offer to Purchase that would, among other things, eliminate certain covenants related to the Equipment Notes and Certificates (the “Requisite Consents”).

Each holder tendering Certificates pursuant to the Tender Offers must also deliver consents to the Proposed Amendments pursuant to the related Consent Solicitation and will be deemed to have delivered their consents by virtue of such tender. Holders may not deliver consents without also tendering their corresponding Certificates. The proposed amendments with respect to (i) the Intercreditor Agreement requires the holders of a majority of the outstanding pool balance of each series (voting as separate classes) for the amendments to apply to such series and (ii) the Indentures require the holders of a majority of the outstanding pool balance of both series of certificates (voting as a single class) for the amendments to be applicable to the Indentures. The Proposed Amendments will not become operative until (i) Certificates of such series satisfying the Requisite Consent have been validly tendered and (ii) the relevant consideration has been paid. If the Proposed Amendments become operative with respect to a series of Certificates, holders of that series of Certificates who do not tender their Certificates prior to the Expiration Date, or at all, will be bound by the Proposed Amendments, meaning that the remaining outstanding Certificates of that series will no longer have the benefit of certain covenants contained in the Indenture and related documents governing the Equipment Notes and Certificates. In addition, such holders will not receive either the Tender Consideration or the Early Tender Premium.

The Tender Offers are not conditioned on the tender of any minimum pool balance of Certificates, the consummation of any other Tender Offer or obtaining any Requisite Consent. The Company intends to fund the purchase of the Certificates pursuant to the Tender Offers with cash on hand.

Citigroup Global Markets Inc. is the Dealer Manager and Solicitation Agent in the Tender Offers and Consent Solicitations. Global Bondholder Services Corporation has been retained to serve as the Tender and Information Agent for the Tender Offers and Consent Solicitations. Persons with questions regarding the Tender Offers and Consent Solicitations should contact Citigroup at (800) 558-3745 (toll-free) or (212) 723-6106 (collect). Requests for copies of the Offer to Purchase and other related materials should be directed to Global Bondholder Services Corporation at (banks or brokers) (212) 430-3774 or (toll free) (866) 807-2200 or by email to contact@gbsc-usa.com.

None of the Company, the Dealer Manager and Solicitation Agent, the Tender and Information Agent, the Trustee (as defined in the Offer to Purchase), the Subordination Agent (as defined in the Offer to Purchase), nor any of their respective directors, officers, employees or affiliates makes any recommendation as to whether holders should tender their Certificates pursuant to the applicable Tender Offer or consent pursuant to the Consent Solicitations, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decisions as to whether to tender their Certificates and deliver related consents to the Proposed Amendments, and, if so, the pool balance of Certificates as to which action is to be taken.

This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. Neither this press release nor the Offer to Purchase is an offer to sell or a solicitation of an offer to buy any securities. The Tender Offers and Consent Solicitations are being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law. In any jurisdiction in which the Tender Offers are required to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of the Company by the Dealer Manager, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Hawaiian Airlines

Hawaiian® has led all U.S. carriers in on-time performance for each of the past 17 years (2004-2020) as reported by the U.S. Department of Transportation. Consumer surveys by Condé Nast Traveler, Travel + Leisure and TripAdvisor have placed Hawaiian among the top of all domestic airlines serving Hawai‘i.

Now in its 92nd year of continuous service, Hawaiian is Hawai‘i's biggest and longest-serving airline. Hawaiian offers approximately 130 flights within the Hawaiian Islands, daily nonstop flights between Hawai‘i and 16 U.S. gateway cities – more than any other airline – as well as once-weekly service connecting Honolulu and Tahiti and twice-monthly service between Honolulu and American Samoa. As a result of the COVID-19 pandemic, Hawaiian is operating an adjusted flight schedule between Hawai‘i and Japan and Korea, and has temporarily suspended service in Australia and New Zealand.

The airline is committed to connecting people with aloha by offering complimentary meals for all guests on transpacific routes and the convenience of no change fees on Main Cabin and Premium Cabin seats. HawaiianMiles members also enjoy flexibility with miles that never expire.

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com. Follow Hawaiian’s Twitter updates (@HawaiianAir), become a fan on Facebook (Hawaiian Airlines), and follow us on Instagram (hawaiianairlines). For career postings and updates, follow Hawaiian’s LinkedIn page.

For media inquiries, please visit Hawaiian Airlines’ online newsroom.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws. Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements. These forward-looking statements are and will be subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. These risks and uncertainties include, without limitation, the Company’s strategy; the continuing and developing effects of the spread of COVID-19 on the Company's business operations and financial condition; the availability of future sources of capital, which could change as a result of market conditions or for other reasons, interest rates and corporate considerations; the Company's ability to generate sufficient cash and manage its available cash; changes in the Company's future capital needs; and the risk that the Tender Offers and Consent Solicitations are not consummated on the anticipated terms, if at all.

The risks, uncertainties and assumptions referred to above that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements also include the risks, uncertainties and assumptions discussed from time to time in Holdings’ other public filings and public announcements, including the Holdings’ Annual Report on Form 10-K and Holdings’ Quarterly Reports on Form 10-Q, as well as other documents that may be filed by Holdings from time to time with the Securities and Exchange Commission. All forward-looking statements included in this document are based on information available to Holdings and the Company on the date hereof. Neither Holdings nor the Company undertakes to publicly update or revise any forward-looking statements to reflect events, circumstances or new information that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

None of the information furnished in this press release shall be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and, unless expressly set forth by specific reference in such filings, shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings.